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EXHIBIT 99.1

FOR:	US SEARCH
CONTACT:	Mal Ransom Executive Vice President (310) 302-6300
Morgen-Walke Associates:
	Investor Relations:	Leigh Parrish, Doug Sherk (415) 439-4521
	Media Relations:	Christopher Katis (415) 439-4518

For Immediate Release

US SEARCH APPOINTS FORMER PEQUOT VENTURES EXECUTIVE
TO NEW POSITION AS SENIOR VICE PRESIDENT
CORPORATE DEVELOPMENT

~ Company Will Leverage Its DARWIN™ Technology in an Aggressive New Corporate Development Strategy ~

Los Angeles, CA—Nov. 27, 2001—US SEARCH.com Inc. (Nasdaq: SRCH), a leader in Internet based information and risk management services, today announced the appointment of Mr. Richard R. Heitzmann as Senior Vice President, Corporate Development. In this newly created position, Mr. Heitzmann will lead an aggressive corporate development strategy that will leverage US SEARCH's DARWIN™ technology to build on the Company's leadership in the large and growing trust and risk mitigation markets. Specifically he will be responsible for the refinement of the Company's plans to grow its corporate services business and will initially focus on the identification of targets for the Company's acquisition strategy and building new business development channels.

    In order to grow its corporate services and trust businesses, US SEARCH intends to acquire and partner with select companies that offer risk management solutions, such as pre-employment and background screening, and have an established base of large enterprise customers. US SEARCH's DARWIN™ technology, which will be implemented within the acquired companies and new partnerships, provides a new low-cost information infrastructure for a range of enterprise and consumer risk mitigation products. US SEARCH's DARWIN™ technology provides next generation retrieval, assimilation, compilation, distribution and presentation of disparate data.

    "We are very pleased about Rick's decision to join our team to spearhead our acquisition and new business development strategies," commented Mr. Brent Cohen, President and Chief Executive Officer of US SEARCH. "His experience, contacts and enthusiasm will be a key asset in helping us to properly plan and execute the strategies that will take us to the next level of growth. Rick will be a valuable addition to an already strong management team that has accomplished many of the goals we established a year ago.

    "This is a very important time in the development and expansion of our Company. The market for our risk mitigation solutions is experiencing tremendous growth. We have developed a platform to expand in a number of strategic directions in the trust services and risk mitigation markets. Our accelerated corporate development strategy includes acquiring select companies and focusing on adding products and business channels which focus on Fortune 1000 customers in certain vertical markets. Through our planned acquisitions and continued expansion of our corporate services business, we will continue to leverage US SEARCH's DARWIN™ technology."

    Since 1999, Mr. Heitzmann was a Vice President at Pequot Ventures, the venture capital arm of Pequot Capital Management, US SEARCH's majority shareholder. Mr. Heitzmann joined the US SEARCH Board of Directors in September 2000. While at Pequot Ventures, Mr. Heitzmann focused on investing in and building enterprise software companies. Prior to joining Pequot Capital, he was with Nationsbanc Montgomery Securities in the Private Equity Group and Booz-Allen and Hamilton. Previously Mr. Heitzmann was involved in turnaround situations and distressed investing at Houlihan Lokey Howard and Zukin. He serves on a number of public and private companies' Board of Directors. Mr. Heitzmann received his undergraduate education and B.S. in Business Administration from Georgetown University and his M.B.A. from the Harvard Business School.

  About US SEARCH

    Founded in 1994, US SEARCH (Nasdaq: SRCH) is a leader in Internet based information and risk management services, supplying individual and corporate clients with one-stop access to a broad range of records and information. The leader in finding people and property, US SEARCH has extended its business and provides enterprise services through both its employment screening and background check product lines and its VeroTrust Division, which offers e-commerce companies and customers risk mitigation solutions through a combination of identity verification and fraud prevention tools. US SEARCH provides its customers with the right information to make faster, safer, smarter decisionsSM.

  About Pequot Ventures

    Pequot Ventures is the direct venture investment arm of Pequot Capital Management, focused on today's most dynamic startup and growth stage companies in technology, telecommunications and healthcare. Pequot Ventures creates value by bringing energy and substantial sector expertise to our portfolio companies through the collective intellectual capital, deep operating experience and extensive network of our investment team. The firm leverages its unique multi-billion dollar presence across both public and private equity markets to help build competitive, sustainable businesses in fast changing environments and throughout their lifecycles. For more information, please visit www.pequotcap.com.

  US SEARCH Forward-Looking Statements

    This news release contains forward-looking statements regarding future events or the future performance of US SEARCH with respect to, among other things, the Company's plans for successfully completing acquisitions and achieving expansion and growth especially in the corporate services and risk mitigation areas, capabilities of its technical infrastructure, ability to achieve efficiencies and profitability and US SEARCH's ability to grow its business and expand its service offerings. These projections and statements involve risks and uncertainties. Readers are referred to the documents filed by US SEARCH with the Securities and Exchange Commission, specifically those included in the Company's latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. US SEARCH's actual future events or results may differ materially as a result of risks facing US SEARCH or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, US SEARCH's ability to successfully implement US SEARCH's DARWIN™ technology, integrate its infrastructure with acquired entities, expand and market its product line and service offerings, particularly those intended for the commercial accounts and risk mitigation areas, achieve profitability, respond to changes in the competitive environment, and achieve increased efficiencies and profitability when integrating acquired entities.

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EXHIBIT 99.1